Exhibit 10.1

SUB-LICENSE AGREEMENT

This Agreement is effective as of February 1, 2015 (the “Effective Date”).

BETWEEN

GREY’S PAPER RECYCLING INDUSTRIES LIMITED PARTERSHIP

A partnership formed under the laws of the Province of Alberta

(the “Sub - Licensor”)

and

GREYS CORPORATION

A corporation incorporated under the laws of the State of Delaware

(the “Sub-Licensee”)

Background:

A.	The Sub-Licensor has obtained from Rajan Ahluwalia the rights to methods of production of high quality recycled paper products using a combination of recycled paper pulp and recycled cotton to create a finished paper product, comprising a patent application for a PROCESS FOR PRODUCING RECYCLED PAPER under PCT/CA2011/000503 and CA2,703,595, related trade-secrets and associated know-how, including methods, techniques, specifications, procedures, information, systems, knowledge and business processes required to practice and carry on business in the field of waste product recycling (together, the “Intellectual Property”) under a license agreement (the "Head License”) effective January 1, 2011 which allows the Sub-Licensor to grant sublicenses to the Intellectual Property on providing notice to Rajan Ahluwalia (the “Notice”).

B.	The Sub-Licensee, intends to operate a paper recycling business located at one or more sites in the United States of America and seeks a sublicense to the Intellectual Property.

C.	The Sub-Licensee wishes to grant a sublicense to the Sub-Licensee.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this agreement, the parties agree:

1.	DEFINITIONS

(a)	“Affiliate” of any person shall with the respect to that person mean, if a corporation any officer, director, senior employee, beneficial or registered shareholder or spouse thereof, or any corporation in which it or any beneficial or registered shareholder owns beneficially or of records more than 10% of any class of shares, if a partnership, any partner or officer, director, senior employee, beneficial or registered shareholder of a partner or a spouse thereof, and if an individual all such persons as are related to him within the meaning of that term from time to time in the Income Tax Act (Canada);

(b)	“License Location” shall mean the business name and civic address designated in Schedule 1, which may be updated from time to time by the Sub-Licensee.

2.	GRANT OF LICENSE

2.1	The Sub-Licensor grants to the Sub-Licensee, an exclusive sub-license to use the Intellectual Property in connection with the recycling of various waste materials, including post-consumer paper products and cotton to make use and sell products (the “Sublicense”) in the Territory defined in Section 6 below.

3.	TERM OF LICENSE

3.1	The term of the License is for 10 years commencing on the Effective Date, expiring at 11:59 p.m. on the 31st day of January 2025 (the “Term”) unless this Agreement is terminated at an earlier date as provided in Section 14 below.

4.	RENEWAL OF LICENSE

4.1	Upon the expiration of the Term, and subject to performance by the Sub-Licensor during the Term, Sub-Licensor may enter into a new license agreement with the Sub-Licensee for an additional 3 terms of 10 years each under substantially the same terms of this Agreement, and subject to the following:

(a)	the Sub-Licensee shall deliver to the Sub-Licensor written notice of the Sub-Licensee’s intent to renew not more than twelve months and not less than nine months prior to the expiry date;

(b)	the Sub-Licensee shall, not less than thirty days before the Expiry Date, execute a new license agreement, which shall be in such form as the Sub-Licensor deems acceptable, and which may contain materially different terms from those contained in this Agreement, including an increased Fee; and

(c)	at the time of the execution of the new license agreement, the Sub-Licensee shall not be in default under this Agreement or any other agreement with the Sub-Licensor or obligation owed to Sub-Licensor, including without limitation, any other license agreement or ancillary document, any obligation to pay: a fee, rent, interest or late charges, an audit fee or other amount.

5.	HOLDING OVER

5.1	If the Sub-Licensee continues to use the Intellectual Property after the expiration of the Term without validly exercising an option to enter into a new license pursuant to Section 4.1, the Sub-Licensee shall be deemed to be using the Intellectual Property under the terms and conditions of the new license agreement, on a month-to-month basis. However, in such event, such month-to-month agreement may be terminated at any time upon ten (10) days written notice from the Sub-Licensor. If local law requires that the Sub-Licensor give notice to the Sub-Licensee prior to the expiration of the term, this Agreement shall remain in effect on a month-to month basis until the Sub-Licensor has given the Sub-Licensee such notice.

6.	TERRITORY AND EXCLUSIVITY

6.1	The Sub-License is only granted within the United States of America (the “Territory”).

7.	TRAINING OF EMPLOYEES BY THE SUB-LICENSEE

7.1	GUIDANCE

The Sub-Licensor shall disclose the Intellectual Property to the Sub-Licensee by providing guidance to the Sub-Licensee during the Term. The Sub-Licensor may provide to the Sub-Licensee further guidance in connection with operating methods and procedures for the proper use of the Intellectual Property from time to time and at the discretion of the Sub-Licensor, and shall facilitate access to Rajan Ahluwalia where required for commercial implementation of the Intellectual Property.

8.	INTELLECTUAL PROPERTY

8.1	INTELLECTUAL PROPERTY RIGHTS

(a)	The Sub-Licensee acknowledges that Rajan Ahluwalia is the owner of the Intellectual Property. The Sub-Licensee’s right to use the Intellectual Property is derived solely from this Agreement and is limited to the conduct of the Business by the Sub-Licensee pursuant to and in compliance with this Agreement and all applicable specifications, standards and operating procedures prescribed by the Sub-Licensor from time to time during the Term.

(b)	Any unauthorized use of the Intellectual Property by the Sub-Licensee is deemed an infringement of the Sub-Licensor’s rights in and to the Intellectual Property.

(c)	The Sub-Licensee shall not oppose or challenge, consent to, or assist anyone else to challenge the validity of the Intellectual Property or the Sub-Licensor’s rights therein.

(d)	The Sub-Licensee acknowledges and agrees that all goodwill established by use of the Intellectual Property by the Sub-Licensee shall accrue to Sub-Licensor for the Sub-Licensor’s exclusive benefit.

(e)	Sub-Licensor reserves the right to inspect Sub-Licensee facilities, business processes, and products to ensure Sub-Licensee is following the Sub-Licensor’s prescribed procedures and policies, and that the facilities, processes, and products meet requisite quality standards, and to provide written notice of any non-compliance or quality defect, after which the Sub-Licensee shall have ten (10) days to remedy such non-compliance or quality defect, or Sub-Licensee shall be deemed to be in material breach of this Agreement subject to Section 13 below.

8.2	NOTIFICATION OF INFRINGEMENT AND CLAIMS

The Sub-Licensee shall notify the Sub-Licensor as soon as practicable after learning of any apparent infringement of or challenge to the Intellectual Property, or learning of any claim by a person of any rights in or to the Intellectual Property. The Sub-Licensee shall not communicate with any person other than the Sub-Licensor and its legal counsel in connection with any such infringement, challenge or claim. The Sub-Licensor shall have sole discretion to take such action as it deems appropriate and to exclusively control any litigation or other proceeding (including, without limitation, any Patent Office proceeding) arising out of any such infringement, challenge or claim, or otherwise relating to any of the Intellectual Property.

The Sub-Licensee shall execute any and all instruments and documents, render all assistance, and do all acts and things as may, in the opinion of the Sub-Licensor’s legal counsel, be necessary or advisable to protect and maintain the interests of the Sub-Licensor and the Intellectual Property.

8.3	INDEMNIFICATION OF THE SUB-LICENSEE

(a)	The Sub-Licensor hereby indemnifies and holds harmless the Sub-Licensee from any and all damages arising out of Sub-Licensor’s use of any of the Intellectual Property pursuant to and in compliance with this Agreement, for all costs reasonably incurred by the Sub-Licensee to defend any such claim brought against him or in any such proceeding in which he is named as a party, provided that the Sub-Licensee has in a timely manner notified the Sub-Licensor of such claim or proceeding and has otherwise complied with this Agreement.

(b)	If the Sub-Licensor, in his sole discretion, determines the Sub-Licensee shall discontinue or modify the Sub-Licensee’s use of the Intellectual Property, the Sub-Licensor shall provide ninety (90) days written notice of the same to Sub- Licensee, and Sub-Licensee shall discontinue or modify use of the Intellectual Property in accord with the notice. The sole obligation of the Sub-Licensor in that event shall be to reimburse the Sub-Licensee for reasonable expenses actually incurred and necessary to comply with the notice.

9.	INTELLECTUAL PROPERTY, TRADE-SECRET, KNOW-HOW. CONFIDENTIALITY

9.1	The Sub-Licensee acknowledges that the Sub-Licensor possesses proprietary and confidential information and materials in the Intellectual Property, including the Trade Secret, and the Know-How.

9.2	The Sub-Licensor shall designate confidential information and materials as “Confidential” and shall communicate the same to the Sub-Licensee at the time the information and/or materials are given to the Sub-Licensee.

9.3	The Sub-Licensee shall:

(a)	not use the Intellectual Property in any business or capacity not expressly allowed under the Agreement;

(b)	protect the confidentiality of all confidential information and materials, including but not limited to the Trade Secret and the Know-How, during and after the Term;

(c)	disclose information and materials designated as confidential, the Trade Secret and the Know-How only to employees of the Sub-Licensee who are under a similar duty of confidentiality and have a need to know the same in the course of operating the Business;

(d)	not distribute any copy of any portion of the Intellectual Property disclosed in written form; and

(e)	adopt and implement its own procedures and standards to maintain and protect the confidentiality of confidential information and materials, including, without limitation, restricting disclosure of the same to Sub-Licensee employees under a similar obligation of confidentiality with a need to know in the normal course of Business.

10	RELATIONSHIP OF THE PARTIES

10.1	INDEPENDENT CONTRACTORS

The parties agree that the Sub-Licensor and the Sub-Licensee shall be independent contractors and that nothing in this Agreement makes either party a general or special agent, fiduciary, legal representative, subsidiary, joint venture, partner, employee or servant of the other for any purpose.

10.2	USE OF INTELLECTUAL PROPERTY

(a)	The Sub-Licensee acknowledges that the Sub-Licensor does not authorize or empower the Sub-Licensee to use the Intellectual Property except as provided by this Agreement, and the Sub-Licensee acquires no underlying rights in the Intellectual Property excepting the rights to use the Intellectual Property as provided herein.

(b)	The Sub-Licensee shall not promise, commit, register, otherwise encumber the Intellectual Property in signing any contract, lease, mortgage, purchase agreement, negotiable instrument or other legal obligation, or in any manner that may result in liability of the Sub-Licensor for any indebtedness or obligation of the Sub-Licensee.

11	INDEMNIFICATION OF SUB-LICENSOR

11.1	The Sub-Licensee hereby indemnifies and holds harmless the Sub-Licensor, Rajan Ahluwalia and all Affiliates, employees, agents, assignees and other sub-licensees, if any, (collectively, the “Indemnities”) harmless from and against and will reimburse them for all liabilities, obligations, actual and consequential damages, taxes, costs and losses, including without limitation costs of judgment or settlement, accountants' and lawyers’ fees, on a solicitor and client basis, expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, reasonably incurred by any of them in connection with any claim, allegation or proceeding arising out of the Sub-Licensee’s operations or activities, brought against any of the Indemnities, or in which any of them is named or threatened to be named as a party. The Sub-Licensee shall pay and satisfy any judgment or settlement that arises out of any such claim or proceeding.

11.2	The Sub-Licensor may choose to defend any such claim or proceeding arising from the Sub-Licensee’s authorized use of the intellectual Property. Without limiting the generality of the foregoing, if the Sub-Licensor is made a party to any lawsuit or other legal action in connection with the activities of the Sub-Licensee, Affiliates of Sub-Licensee, or sublicensee, the Sub-Licensor may, at its sole option, either notify the Sub-Licensee that the Sub-Licensee shall be responsible for diligently and promptly pursuing such matter at the Sub-Licensee’s sole expense, or the Sub-Licensor may hire counsel and from time to time advise the Sub-Licensee of all costs, fees and expenses incurred, including, without limitation, lawyer’s fees (on a solicitor and client basis), accountants’ fees, expert witness fees, costs of investigation and proof of facts, court costs and other litigation expenses and travel and living expenses, which arise in connection therewith, and the Sub- Licensee shall promptly reimburse the Sub-Licensor for all such expenses. The indemnities and assumptions of liabilities and obligations under this Agreement shall continue in full force and effect subsequent to and notwithstanding the termination of this Agreement.

12	FEES

12.1	ROYALTY FEE

The Sub-Licensee shall pay to the Sub-Licensor a Royalty of TEN PERCENT (10%) of Net Revenue generated by the Sub-Licensee by use of the Intellectual Property.

(a)	For the purposes of this section, Net Revenue means the total sum actually received by the Sub-Licensor in respect of all sales of all merchandise, services of any kind and character and all other receipts of business of the Sub-Licensee, less interest, taxes, depreciation, amortization expenses, shipping, taxes, returns, cost of production, rebates actually paid and allowances for bad debt actually accounted for,

12.2	REMITTANCE OF PAYMENT

The Sub-Licensee will remit payment of the Royalty on a quarterly basis, the first quarter commencing on the Effective Date of this agreement and subsequent quarters beginning first day of each January, April, July and October during the life of the Agreement.

(a)	Reporting of Financial Information

Gross Profits for each quarter shall be reported to the Sub-Licensor in writing within 15 days of the end of the quarter. The Royalty shall be paid within 30 days of the end of each quarter.

12.3	AUDIT RIGHTS

To ensure the accuracy of the Net Revenue calculations as set out in Section 12.1 above, the Sub-Licensor shall have the right, at the Sub-Licensor’s cost, to audit the Sub-Licensee. If the auditors of the Sub-Licensor find a shortfall in respect of the amount that should have been paid to the Sub-Licensor, the Sub-Licensee will also be liable to the full cost of the audit as well as the shortfall plus any interest accrued thereon as set out in Section 12.4 below.

12.4	INTEREST ON LATE PAYMENTS

All Fees and other amounts which the Sub-Licensee owes to the Sub-Licensor shall bear interest from the date due until they are fully paid at the rate of two percent (2%) per month, provided that in the event such rate exceeds the maximum rate allowable by applicable law, such amounts shall bear interest at such maximum rate. The Sub- Licensee acknowledges that the terms of this paragraph shall not constitute the Sub- Licensor’s agreement to accept such payments after the same are due or a commitment by the Sub-Licensor to extend credit to, or otherwise finance the Sub-Licensee. The Sub-Licensee’s failure to pay any amount when due shall constitute a Material Breach of this Agreement notwithstanding the terms of this paragraph.

12.5	APPLICATION OF PAYMENTS

The Sub-Licensor, in its sole discretion, shall apply payments received from the Sub-Licensee to unpaid Fees, unpaid interest thereon, other indebtedness from the Sub-Licensee to the Sub-Licensor for other indebtedness, interest on any other Sub-Licensee indebtedness, and unpaid insurance premiums due by the Sub-Licensee in respect of the Business.

12.6	SECURITY FOR SUB-LICENSEE’S OBLIGATIONS

As continuing security for the Sub-Licensee’s obligations under this Agreement, the Sub-Licensee grants to the Sub-Licensor a security interest over all personal property and after acquired personal property of the Sub-Licensee used in connection with the Business, and consents to the Sub-Licensor registering such security interest in the jurisdiction in which the Business is located.

13	OPERATING STANDARDS

13.1	COMPLIANCEWITH LAWS, INSURANCE AND NOTIFICATION OF ACTIONS

The Sub-Licensee shall, throughout the Term, obtain and maintain in force all required licenses, permits and certificates to operate the Business and shall maintain adequate insurance on Sub-Licensee property and premises so as to reasonably protect ongoing operations of the Business. The Sub-Licensee shall notify the Sub-Licensor in writing, within five (5) days of the Sub-Licensee’s first notice thereof, of any cancellation of insurance policy or license, or issuance of an order, writ, injunction, award or decree of any court, agency or other governmental instrumentality which may adversely affect the operation or financial condition of the Sub-Licensee or the Sub-Licensor.

14	TERMINATION

14.1	In the event of a Material Breach by the Sub-Licensee, that is unremedied as provided herein, the Sub-Licensor may upon written notice to the Sub-Licensee, immediately terminate this Agreement, pursue all remedies under this Agreement, and pursue all other remedies available to it. Termination of this Agreement shall not relieve the Sub-Licensee of any unfulfilled obligations created under this Agreement.

(a)	“Material Breach” means:

(i)	If the Sub-Licensee abandons, surrenders, transfers control of or fails to actively operate the Business;

(ii)	If the Sub-Licensee, an Affiliate of Sub-Licensee makes unauthorized use of the Intellectual Property or discloses confidential information or material of the Sub-Licensor, including but not limited to the Trade Secret and the Know-How;

(iii)	If the Sub-Licensee fails to pay when due any amount owing to the Sub-Licensor or an Affiliate pursuant to the terms of this Agreement;

(iv)	If the Sub-Licensee fails to pay when due any amount owing to any supplier or other party with whom the Sub-Licensor deals;

(v)	If the Sub-Licensee becomes insolvent, if a receiver is appointed to take possession of the Business or the Sub-Licensee’s property or any part thereof, if the Sub-Licensee makes a general assignment for the benefit of creditors, becomes bankrupt, or if a receiver, receiver-manager or trustee in bankruptcy or similar officer, temporary or permanent, is appointed to take charge of any of the Sub-Licensee’s property, if dissolution proceedings are commenced by or against the Sub-Licensee, or if a judgment is obtained against the Sub-Licensee which remains unsatisfied for a period of more than thirty days after all rights of appeal have expired or been exhausted;

(vi)	If the Sub-Licensee makes any default under any mortgage, agreement of or for sale, debenture, or deed of trust which results in commencement or taking of any action to cancel said agreement of sale, or to foreclose said mortgage, agreement for sale, debenture, or deed of trust, or appoint a receiver or receiver-manager of the Business;

(vii)	If the Sub-Licensee assigns its interest in this Agreement without the prior written consent of the Sub-Licensor;

(viii)	If the Sub-Licensee fails to comply with any other provision of this Agreement or any mandatory specification standard or operating procedure prescribed by the Sub-Licensor and does not correct such failure within ten (10) days after receipt of written notice of such failure to comply, including the Sub-Licensor’s standards per Subsection 8.1(e) above; or

15	RIGHTS OF THE SUB-LICENSOR AND OBLIGATIONS OF THE SUB-LICENSEE UPON TERMINATION OR EXPIRATION OF THE LICENSE

15.1	PAYMENT OF AMOUNTS OWED TO THE SUB-LICENSOR

The Sub-Licensee will pay to the Sub-Licensor within fifteen (15) days after the date of termination of this Agreement, or such later date as any amount due to the Sub-Licensor is determined by the Sub-Licensor, all fees owed by Sub-Licensee to the Sub-Licensor or its Affiliates, interest due to the Sub-Licensor on any of the foregoing and all other amounts owed to the Sub-Licensor which are then unpaid.

15.2	DISCONTINUANCE

In the event of the termination of this Agreement, the Sub-Licensee shall immediately discontinue use of the Intellectual Property, including the Trade Secret and Know-How, shall terminate all sublicenses, and shall not thereafter operate or do business under any name or in any manner than might tend to give the general public the impression that it is, either directly or indirectly, associated, affiliated, licensed by or related to Intellectual Property. Further, the Sub-Licensee shall:

(a)	not, directly or indirectly, at any time after termination of this Agreement, in any manner:

(i)	identify himself or any related business or Affiliate as a current or former Sub-Licensee of the Intellectual Property, or as otherwise associated with the Sub-Licensor;
(ii)	use the Intellectual Property;
(iii)	use any trade name, trade-mark or service mark or other commercial symbol that suggests or indicates a connection or association with the Sub-Licensor; or
(iv)	do anything which would indicate that the Sub-Licensee is or ever was the a Sub-Licensee of the Intellectual Property.

(b)	at the option of the Sub-Licensor, promptly sell to the Sub-Licensor, at a price equal to the Sub-Licensee’s actual cost thereof, all or any part of the products on hand which contain any of the Intellectual Property;

(c)	promptly surrender to the Sub-Licensor all training and instructional materials, invoices and other materials and all copies thereof containing any of the Intellectual Property;

(d)	promptly take all such action as may be necessary or appropriate to cancel all declarations of trade name or equivalent registrations or filings relating to its use of any of the Intellectual Property; and

(e)	furnish to the Sub-Licensor, within thirty days after the date of any termination of this Agreement, evidence satisfactory to the Sub-Licensor of the Sub-Licensee’s compliance with the foregoing obligations.

15.3	POWER OF ATTORNEY

Notwithstanding the termination of this Agreement, the Sub-Licensor may, if the SubLicensee does not do so, execute in the Sub-Licensee’s name and on the Sub- Licensee’s behalf any and all documents necessary in the Sub-Licensor’s judgment to end the use of the Intellectual Property by the Sub-Licensee, and the Sub-Licensor and any officer of the Sub-Licensor are hereby irrevocably appointed and designated as the Sub-Licensee’s attorney-in-fact so to do.

15.4	CONTINUING OBLIGATIONS

All obligations of the Sub-Licensor and the Sub-Licensee which expressly or by their nature survive the termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding the termination of this Agreement and until they are satisfied in full or by their nature expire. The Sub-Licensee’s confidentiality obligations arising in subsection 9.1 shall survive termination of this Agreement, and shall continue in perpetuity, or until such time as all Know-How and Intellectual Property are generally and freely available to the public, through no act of the Sub-Licensee.

16	ASSIGNMENT, TRANSFER AND ENCUMBRANCE

16.1	BY THE SUB-LICENSOR

The Sub-Licensor may assign or transfer its obligations under this Agreement or its interest in the Intellectual Property in whole or in part to an affiliate or to a third party. Any assignment by the Sub-Licensor shall serve to the benefit of any assignee, transferee or other legal successor in interest or title, provided that no such assignment, transfer, pledge or hypothecation shall materially affect the rights and privileges granted to the Sub-Licensee under this Agreement.

16.2	BY THE SUB-LICENSEE

The Sub-Licensee agrees not to transfer, sublicense, or encumber its interest in this Agreement or the rights granted hereunder without the written consent of Rajan Ahluwalia and Sub-Licensor.

16.3	SUB-LICENSEE ASSIGNMENT OF OWNERSHIP INTEREST IN SUB-LICENSEE

The Sub-Licensee acknowledges that the rights and duties created by this Agreement are personal to the Sub-Licensee, and that the Sub-Licensor has entered into this Agreement relying upon the individual or collective character, skill, aptitude, attitude, business ability and financial capacity of the Sub-Licensee, its directors, officers and shareholders, if any. Therefore, except as expressly provided in this Agreement none of the Sub-Licensee, its directors, officers, or shareholders, if any, may directly or indirectly assign, sell, subdivide, sub-license or otherwise transfer or encumber the Sub-Licensee including, without limitation, by merger or consolidation, and by issuance of additional securities representing an ownership interest in the Sub-Licensee, without the prior written approval of the Sub-Licensor. Any such assignment or transfer without such approval shall constitute a Material Breach, shall be deemed invalid and of no force or effect, and shall not convey any rights to or interest in this Agreement, the Business or the Sub-Licensee.

16.4	CONDITIONS FOR APPROVAL OF ASSIGNMENT OF AGREEMENT

The Sub-Licensor shall not unreasonably withhold its approval of an assignment of this Agreement, provided that:

(a)	the Sub-Licensee is in full compliance with this Agreement;

(b)	there is no Material Breach or uncured event of default under this Agreement;

(c)	the proposed assignee and its shareholders, if any, in the opinion of the Sub-Licensor is of good moral character, has sufficient business experience, and otherwise meets the Sub-Licensor’s then applicable standards for new sublicensees;

(d)	all Sub-Licensee obligations under this Agreement have been assumed by the assignee;

(e)	the assignee and its shareholders, if any, have executed the form of license agreement and such ancillary agreements as are then acceptable by the Sub-Licensor to grant the license, which shall provide for Sub-Licensee's payment of a Royalty Fee equal to or greater than the Royalty Fee;

(f)	the Sub-Licensee to have executed a general release, in a form satisfactory to the Sub-Licensor, of any and all claims against the Sub-Licensor and its Affiliates, employees and agents; and

(g)	the Sub-Licensor to have approved the material terms and conditions of such assignment, including, without limitation, that the price and terms of payment are not so burdensome as to adversely affect the future operations of the assignee in compliance with a license agreement and ancillary agreements then acceptable to the Sub-Licensor.

17	REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF SUB-LICENSEE

17.1	The Sub-Licensee represents and warrants to the Sub-Licensor as follows:

(a)	The Sub-Licensee has had ample time and opportunity to consult with advisers of his own choosing prior to signing this Agreement, or hereby waives the right to do so;

(b)	The execution of this Agreement by the Sub-Licensee will not violate or breach the terms of any other agreement or commitment to which the Sub-Licensee is a party;

(c)	The individual executing this Agreement on behalf of the Sub-Licensee is duly authorized to do so, and upon its execution this Agreement shall constitute a legal, valid and binding obligation of the Sub-Licensee; and

(d)	The Sub-Licensee and each of its partners or shareholders, as the case may be, if the Sub-Licensee is a partnership or a corporation, have read fully this Agreement and all related agreements, fully understand the terms and the import of the same, and each is capable of complying and will comply therewith.

17.2	The Sub-Licensee acknowledges that, except as may otherwise specifically be set forth in this Agreement, no representations, promises, guarantees or warranties of any kind are made or have been made by the Sub-Licensor or by any person representing himself or herself as an authorized agent or representative of the Sub-Licensor to induce the Sub-Licensee to execute this Agreement.

17.3	The Sub-Licensee agrees that any further development of the Intellectual Property performed by the Sub-Licensee is the property of the Rajan Ahluwalia, and the Sub-Licensee waives any moral right.

18	REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUB-LICENSOR

18.1	DISCLOSURE SERVICE

The Sub-Licensor agrees to disclose to the Sub-Licensee the intellectual Property, including the Trade Secret and Know-How necessary to exploit the entire License granted, without further cost to the Sub-Licensee.

18.2	SUB-LICENSOR’S RESTRICTION

The Sub-Licensor agrees that this sublicense is the exclusive and only license granted by the Sub-Licensor in the United States of America, and the Sub-Licensor shall not during the Term, unless sooner terminated as provided, grant any licence to the Intellectual Property to any person, firm or corporation within the Unites States of America.

18.3	WARRANTY

The Sub-Licensor warrants that it has the right to grant this Sublicense, and that there is no outstanding licence granted by it regarding the Intellectual Property which would conflict with the license granted to the Sub-Licensee.

18.4	NON-WAIVER OF MORAL RIGHTS

To the extent the Intellectual Property comprises work in which copyright subsists, the Sub-Licensor confirms it has not and does not waive any moral right.

19	GENERAL

19.1	SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS

Except as expressly provided in this Agreement, each provision of this Agreement shall be considered severable from all other provisions therein. If any provision of this Agreement is held to be invalid, contrary to or in conflict with any applicable present or future laws or regulations, in a ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Sub-Licensor is a party and the Sub-Licensor is unable or has elected not to appeal such ruling, such ruling shall not impair the operation of, or have any other effect upon all other provisions of this Agreement, which shall continue to be have full force and effect and bind the parties to this Agreement. Any portion so ruled to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal if any, from such ruling expires. In the event the Sub-Licensee is not a party to the proceeding in which such ruling is made, any portion so ruled to be invalid shall be deemed not to be a part of this Agreement upon the Sub-Licensee’s receipt of a notice of non-enforcement thereof from the Sub- Licensor.

17.1	OVERRIDING LAW

If any applicable law or rule of any jurisdiction requires a greater prior notice of the termination of or refusal to renew this Agreement than is required under this Agreement, the taking of some other action not required under this Agreement, or if under any applicable law or rule of any jurisdiction any provision of this Agreement or any specification, standard or operating procedure prescribed by the Sub-Licensor is invalid or unenforceable, the prior notice or other action required by such law or rule shall be substituted without further action by any party for the comparable provisions of this Agreement provided that the Sub-Licensor shall have the right in its sole discretion, to modify such invalid or unenforceable provision, specification, standard or operating procedure to the extent required to be valid and enforceable. The Sub-Licensee will be bound by the maximum duty permitted by the law which is subsumed within the terms of any provision of this Agreement or any specification, standard or operating procedure prescribed by the Sub-Licensor in the event a court of competent jurisdiction strikes or reduces the scope of all or any part of such provisions, specification, standard or operating procedure. Such modifications to this Agreement shall be effective only in such court's jurisdiction, unless the Sub-Licensor elects to give them greater applicability. In all other jurisdictions this Agreement shall be enforced as originally made and entered into.

17.2	APPROVAL

Whenever this Agreement requires the Sub-Licensor’s prior approval or consent, the Sub-Licensee shall make a timely written request and such approval shall be obtained in writing.

17.3	WAIVER

No failure or delay on the part of the Sub-Licensor to exercise his right of termination or cancellation nor any default by the Sub-Licensee shall be construed to prejudice the Sub-Licensor’s right of termination or cancellation for default or for any other subsequent defaults.

17.4	FORCE MAJEURE

Neither the Sub-Licensor nor the Sub-Licensee shall be liable for loss or damage or deemed to be in breach of this Agreement if it exercises its best efforts to perform its obligations under this Agreement provided that its failure to perform obligations results from transportation shortages, inadequate supply of labour, material or energy, or the voluntary foregoing of the right to acquire or use any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations or instructions of any federal, state or municipal government or any department or agency thereof, compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof, acts of God, acts or omissions of the other party, or fires, strikes, embargoes, war, or riot. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance in whole or in part, as may be necessary.

17.5	SUB-LICENSEE MAY NOT WITHHOLD PAYMENTS

The Sub-Licensee will not, on grounds of the alleged non-performance by the Sub-Licensor of any of its obligations under this Agreement, withhold payment of any fee amounts due to the Sub-Licensor or any Affiliate of the Sub-Licensor for any amounts due to the Sub-Licensor or any Affiliate of the Sub-Licensor.

17.6	SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF

The Sub-Licensee acknowledges that if the Sub-Licensee breaches this Agreement or continues to use the Know-How or any of the Intellectual Property at any time when the Sub-Licensee is not legally entitled to do so, money damages will not adequately remedy the damages suffered by the Sub-Licensor. Therefore, the Sub-Licensee expressly agrees that the Sub-Licensor may, in addition to any other available remedies, obtain without bond, but upon due notice, an injunctive or temporary restraining order to terminate or prevent the continuation of any existing default or violation and to prevent the occurrence of any threatened default or violation by the Sub-Licensee.

17.7	MINIMUM ESTIMATE OF DAMAGES

In the event of a breach of this agreement, the agreed pre-estimate of damages is $500,000.00 in United States currency per breach which will be payable to the Sub-Licensor on any finding of liability by the Sub-Licensee for breach and unauthorized use of the Intellectual Property.

17.8	RIGHTS OF PARTIES ARE CUMULATIVE

The rights and remedies of the Sub-Licensor and the Sub-Licensee under this Agreement are cumulative and no exercise or enforcement by the Sub-Licensor or the Sub-Licensee of any right or remedy under this Agreement shall preclude the exercise or enforcement by the Sub-Licensor or the Sub-Licensee of any other right or remedy under this Agreement or which the Sub-Licensor or the Sub-Licensee is entitled by law to enforce.

17.9	COSTS AND ATTORNEY FEES

If a claim for amounts owed by the Sub-Licensee to the Sub-Licensor or its affiliate is asserted in any legal proceeding before a court of competent jurisdiction or arbitrator, or if the Sub-Licensor or the Sub-Licensee is required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding shall be entitled to reimbursement of its costs, including reasonable accounting and legal fees on a solicitor and client basis.

17.10	JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the Sub-Licensee irrevocably submits and attorns to the laws and courts of such jurisdiction and waives any objection or defence he may have with respect to such jurisdiction or courts.

17.11	BINDING EFFECT

Except as otherwise provided in this Agreement, this Agreement is binding upon the parties hereto and their respective executors, administrators, heirs and assigns, except as otherwise provided in this Agreement.

17.12	MODIFICATION

This Agreement may not be modified or amended except by written agreement signed by both the Sub-Licensee and the Sub-Licensor.

17.13	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties regarding the Intellectual Property, and there are no other oral or written understandings or agreements between the Sub-Licensor and the Sub-Licensee relating to the subject matter of this Agreement.

17.14	HEADINGS

The headings of the sections and paragraphs of this Agreement are for convenience only and do not define, limit or construe the contents of such sections or paragraph.

17.15	JOINT AND SEVERAL OBLIGATIONS

If two or more persons are at any time the Sub-Licensee under this Agreement their obligations and liabilities to the Sub-Licensor shall be joint and several.

17.16	TIME IS OF ESSENCE

Time is of the essence of this Agreement and in the performance of each and every term and provision hereof.

17.17	EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photocopy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

17.18	NUMBER OF DAYS

Except as otherwise expressly provided in this Agreement, all days, including Saturdays, Sundays and holidays, shall be counted in computing the number of days for purposes of this Agreement. Nevertheless, if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

17.19	NOTICES

All written notice permitted or required to be delivered by the provisions of this Agreement shall be deemed so delivered at the time delivered by hand addressed to the party to be notified at its most current principal business address of which the notifying party has been notified.

17.20	PAYMENTS

All payments required by this Agreement shall be directed to the Sub-Licensor at the address of the Sub-Licensor or at such other address as the Sub-Licensor may from time to time notify the Sub-Licensee, or to such other persons and places as the Sub-Licensor may direct from time to time. Any required payment not actually received by the Sub-Licensor during regular business hours on the date due shall be deemed delinquent.

17.21	SUBMISSION OF AGREEMENT

The submission of this Agreement does not constitute an offer, and this Agreement shall become effective only upon the execution thereof by the Sub-Licensor and the Sub-Licensee. This Agreement shall not be binding on the Sub-Licensor unless and until it shall have been accepted and signed by an authorized signatory of the Sub- Licensor.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

GREY’S PAPER RECYCLING INDUSTRIES LIMITED PARTNERSHIP

Per:
c/s

GREYS CORPORATION

Per:

SCHEDULE 1

The License Location shall be:

1.	GREYS CORPORATION
a.	Inc. Plan (USA)

Trolley Square

Suite 20 C

Wilmington, Delaware 19806 (County of New Castle)

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